UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number 001-39143	84-2769895
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

369 N. New York Avenue, Suite 201 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(407) 904-3324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

8.000% Series A Cumulative Redeemable Preferred Stock, $0.01 Par Value	PINE/PA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by Alpine Income Property Trust, Inc. (the “Company”), on February 4, 2026, the Company, Alpine Income Property OP, LP, as borrower (the “Borrower”), and certain subsidiaries of the Borrower entered into an Amended and Restated Credit Agreement with Truist Bank, N.A., as administrative agent (“Truist”), and certain other lenders named therein (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provided for a $250 million senior unsecured revolving credit facility (the “Revolving Facility”), a $100 million senior unsecured term loan credit facility maturing in 2029 (the “2029 Term Loan Facility”), and a $100 million senior unsecured term loan credit facility maturing in 2031 (the “2031 Term Loan Facility”).

On October 28, 2026, the Company, the Borrower, and certain subsidiaries of the Borrower entered into an Increase Agreement, Joinder, and First Amendment to Amended and Restated Credit Agreement with Truist and certain other lenders named therein (the “Amendment”). Pursuant to the Amendment, the parties agreed to:

●	An increase in the aggregate amount of the commitments under the Revolving Facility from $250 million to $325 million; and
●	The origination of a new $100 million senior unsecured term loan credit facility maturing in 2030 (the “2030 Term Loan Facility” and, together with the Revolving Facility, the 2029 Term Loan Facility, and the 2031 Term Loan Facility, the “Facilities”).

The Facilities were provided by a syndicate of banks led by Truist as administrative agent. Co-syndication agents included Capital One, National Association; KeyBank National Association; PNC Bank, National Association; Raymond James Bank; Regions Bank; and The Huntington National Bank. Additional participating banks included Associated Bank, National Association; Pinnacle Bank; and Stifel Bank & Trust.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.Regulation FD Disclosure.

On October 29, 2026, the Company issued a press release (the “press release”) announcing the Company’s entry into the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, unless it is specifically incorporated by reference therein.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1

Increase Agreement, Joinder, and First Amendment to Amended and Restated Credit Agreement, entered into as of October 28, 2026, among the Borrower, the Company, the Guarantors party thereto, Truist, and Certain Other Lenders Named Therein.

99.1	Press Release issued October 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026

Alpine Income Property Trust, Inc.

By: /s/ Philip R. Mays

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)